EXHIBIT 10.2 TO FORM 10

JOINT VENTURE CONTRACT

Between

SHANXI POAR ENVIRONMENTAL HEAT ENERGY

ENGINEERING EQUIPMENT MANUFACTURING CO., LTD.

and

CLEAN COAL TECHNOLOGIES, INC.

for the establishment of

AOMEI (SHANXI) ENVIRONMENTAL CLEAN COAL

TECHNOLOGIES CO., LTD.

October 19, 2007

JOINT VENTURE CONTRACT

CHAPTER 1.  GENERAL PROVISIONS

1.1

This Joint Venture Contract (this "Contract") is made by and between Shanxi Poar Environmental Heat Energy Engineering Equipment Manufacturing Co., Ltd., a company organized and existing under the law of the People’s Republic of China (the “PRC) ("Party A") and Clean Coal Technologies, Inc., a company organized and existing under the law of the State of Nevada, the United States of America (the “USA”) ("Party B") for the establishment of joint venture company in Datong City, Shanxi Province, the PRC for the production of environmentally friendly fuel for industry and home use (the “JVC”) according to the Law of the PRC on Sino-Foreign Equity Joint Venture and other relevant laws and regulations and after friendly consultations based on the principle of equality and mutual benefit.

CHAPTER 2.  PARTIES TO THE CONTRACT

2.1

The Parties to this Contract are:

a)

Shanxi Poar Environmental Heat Energy Engineering Equipment Manufacturing Co., Ltd., a company organized and existing under the law of the PRC with its legal address at No. 1 Yingxin Street, Mining District, Datong City 037003, Shanxi Province, PRC.

Legal Person Representative:

Name:

Guo Lihua

Position:

Chairman of the Board and General Manager

Nationality:

Chinese

b)

Clean Coal Technologies, Inc., a corporation duly incorporated and existing under the laws of Nevada, USA, with its principal place of business located at 12518 West Atlantic Blvd., Coral Springs, FL 33071, USA. .

Legal Person Representative:

Name:

Larry Homer Hunt

Position:

CEO and President

Nationality:

USA

2.2

Each Party hereby represents and warrants that it possesses full power and authority to enter into this Contract and to perform its obligations hereunder and that the representative of each Party is fully authorized to sign this Contract.

CHAPTER 3.  ESTABLISHMENT OF THE JVC

3.1

The JVC shall be established on the date when its business license is issued.

3.2

The name of the JVC shall be  “奥美（山西）环保洁净煤科技有限公司” in Chinese and "Aomei (Shanxi) Environmental Clean Coal Technologies Co., Ltd. " in English.

3.3

The legal address of the JVC shall be Dangliuzhuang Town, Datong County, Datong City, Shanxi Province,  PRC.

3.4

The JVC shall be a legal person under the laws of the PRC. The activities of the JVC shall be governed and protected by the laws and relevant rules and regulations of the PRC.

3.5

The form of organization of the JVC shall be a limited liability company.  The liability of each Party shall be limited to the amount of its contribution to the registered capital of the JVC.  The profits, risks and losses shall be shared by the Parties in proportion to their respective contribution to the registered capital of the JVC.

3.6

The JVC may establish necessary branch offices inside or outside of the PRC with the approval of the Board and the relevant authorities of the PRC.

CHAPTER 4.  THE PURPOSE, SCOPE

AND SCALE OF PRODUCTION AND OPERATION

4.1

The purpose of the JVC is to adopt advanced technologies and scientific management methods with the aim to improve economic benefit, bring satisfactory economic return to the investors and in the meanwhile make a contribution to the environmental improvement and economic development of the PRC.

4.2

The business scope of the JVC is to research, develop and manufacture clean coal and related products for industry and home use by utilizing the patented technologies of Party B only in Shanxi Province, the PRC.

4.3

The planned scale of production of the JVC is expected to be 3 Million metric tons of clean coal annually.

CHAPTER 5.  TOTAL INVESTMENT AND REGISTERED CAPITAL

5.1

The total investment of the JVC is Ninety Million US Dollars (USD$90,000,000).

5.2

The registered capital of the JVC shall be Thirty Million US Dollars (USD $30,000,000), of which Party A shall contribute Thirteen Million Five Hundred Thousand US Dollars (USD

$13,500,000) in cash, representing forty five percent (45%) of the registered capital and Party B shall contribute Sixteen Million Five Hundred Thousand US Dollars (USD $16,500,000) in cash, representing fifty five percent (55%) of the registered capital.

5.3

Each Party shall make Fifteen Percent (15%) of its subscribed contribution within the first three (3) months and the remaining contribution within two (2) years after the date of establishment of the JVC.

5.4

After each contribution, certificates of verification will be issued in accordance with the procedures detailed in the Articles of Association of the JVC.

5.5

The Party which fails to make its contribution in the amount and according to the schedule set forth in Article 5.3 hereof shall pay the other Party a late penalty of 0.05% of the amount due per month starting from second month after the payment is due.

5.6

Any change in the registered capital or total investment shall be submitted to the examination and approval authority for approval. Other than the registered capital, the JVC may raise funds by itself or through other appropriate means to meet its operational needs both in and outside the PRC in accordance with relevant laws and regulations.

5.7

Either Party shall obtain the written approval of the other Party to assign to a third party all or any part of its equity interest in the JVC, which approval shall be deemed granted if the other Party does not approve such assignment and is not willing to purchase such assigned equity interest.  In the event that either party intends to assign all or any part of its equity interest in the JVC to a third party, the other Party shall have the right of first refusal.  The conditions of the assignment offered to a third party shall not be more favorable to those offered to the other Party.

5.8

Without prior written approval by the other Party, either Party shall not place any pledge, lien or any other encumbrance on all or any party of its equity interest in the JVC.

CHAPTER 6.  RESPONSIBILITIES OF THE PARTIES

6.1

Party A shall have the following responsibilities:

a)

apply for all governmental approvals, registrations, business license for the formation and operation of the JVC;

b)

apply to the land and resource administration authority to obtain the land use right;

c)

assist the JVC in the design, construction of the plant and facilities of the JVC;

d)

assist the JVC in the import and export declaration and custom clearance;

e)

assist the JVC in setting the recruiting of qualified Chinese management, technical and working personnel as well as other personnel as required for the normal operation of the JVC;

f)

assist the JVC in obtaining a sufficient supply of water, gas and electricity, telecommunication facilities, transportation and other infrastructure requirements for the JVC;

g)

assist the JVC in purchasing or leasing equipment, supplies, raw materials, office supply, transportation means and communication facilities;

h)

assist expatriate employees of the JVC to obtain all necessary entry visas and work permits, and to assist in arranging lodging, transportation and medical facilities for such persons;

i)

assist in applications for the maximization of all tax reductions, exemptions and other investment incentive available for the JVC;

j)

implement and maintain policies, practices and controls with respect to IP and trademark protection, including confidentiality agreements, non-disclosure agreements, non-compete agreements, and access to proprietary information.

k)

make its contribution to the registered capital in accordance with the amount, form and schedule set forth in Chapter 5 hereof; and

l)

handle other matters entrusted by the JVC.

6.2

Party B shall have the following responsibilities:

a)

select advanced and applicable machinery and equipment in the international market and provide relevant information for selection by the JVC;

b)

assist in the design and layout of the JVC offices and facilities and recruiting various types of qualified expatriate working personnel as necessary;

c)

provide technical personnel for the installation, testing and run-in of the equipment as well as production and inspection technicians;

d)

provide training to the technical and working personnel of the JVC;

e)

make its contribution to the registered capital in accordance with the amount, form and schedule set forth in Chapter 5 hereof; and

f)

handle other matters entrusted by the JVC.

CHAPTER 7.  BOARD OF DIRECTORS

7.1

The Board shall be the highest authority of the JVC.  It shall discuss and determine all important issues regarding the JVC.  The Board shall be established on the date when the business license of the JVC is issued.

7.2

The Board of Directors of the JVC shall consist of five (5) members, among whom two (2) shall be appointed by Party A and three (3) shall be appointed by Party B.  The Chairman of the Board shall be appointed by Party B and the Vice Chairman of the Board shall be appointed the Party A.

The term of office of the Directors shall be three (3) years.  A Director may serve consecutive terms if re-appointed by the appointing party.

The appointment and removal of any director shall be notified to the other Party and register with the registration authority.

7.3

The following matters shall be adopted by unanimous consent by the directors attending the Board meeting:

(a)

Amendment to the Articles of Association of the JVC;

(b)

Termination and dissolution of the JVC;

(c)

Increase or assignment of the registered capital of the JVC;

(d)

Merger with other economic organization or split-up;

(e)

Extension of the term of the JVC;

(F)

Other matters that require unanimous consent by the Board as set forth in this Contract or the Articles of Association of the JVC.

Other matters not listed above shall be adopted by the affirmative votes by three (3) directors of the Board attending either in person or by proxy.

7.4

The Chairman of the Board shall be the legal representative of the JVC.  In the event that the Chairman is unable to perform his/her duties, the Chairman shall authorize another director to exercise his/her responsibilities.  If the Chairman fails to make such authorization, the Vice Chairman shall exercise his/her responsibilities.

7.5

The Board of Directors shall convene and hold at least one (1) regular meeting each year.  The meeting shall be called and presided over by the Chairman of the Board.  Upon requests by two (2) directors, a special meeting of the Board of Directors shall also be convened by the Chairman.

All meetings of the Board shall be called upon ten (10) days prior written notice given to all directors, with the date, time, place and agenda of the meeting indicated together.

7.6

A quorum at a Board meeting requires at least four (4) directors present at the meeting in person or by proxy.  Each director shall have one (1) vote.

7.7

Each Party shall have the obligation to cause the directors that it appoints to attend the Board meetings in person or by proxy in the event he/she is unable to attend in person.  The representative attending a Board meeting by proxy shall have the same right as the director who give the proxy.  Absence in attending a Board meeting shall be deemed a waiver of his/her voting rights at such meeting.

7.8

Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting by a written resolution if such resolution is sent to all members of the Board of Directors and affirmatively signed and adopted by all directors if unanimity is required or by a majority of the directors if unanimity is not required.

7.9

Directors not serving on the management positions of the JVC shall not be compensated by the JVC for their services as a director.  However, directors shall be reimbursed by the JVC for all expenses incurred in connection with their attendance of meetings of the Board.

7.10

The minutes of a meeting of the Board of Directors shall be signed by the directors attending the meeting in both Chinese and English and kept by the JVC.

CHAPTER 8.  SUPERVISOR

8.1

The JVC shall have one (1) supervisor.  Directors and senior management personnel shall not hold the post of supervisor concurrently.  The term of office of the supervisor shall be three (3) years and a supervisor can serve consecutive terms if reappointed.

8.2

The Supervisor shall exercise the following duties and powers:

(a)

inspect the finances of the JVC;

(b)

supervise the performance of duties by directors and senior management personnel and propose to remove a director or senior management personnel who violates the provision of the laws and administrative regulations and the Articles of Association of the JVC or the resolutions of the Board of Directors;

(c)

require a director or senior management personnel who acts against the interests of the JVC to make correction;

(d)

propose to convene a special Board meeting, convene and chair a Board meeting when the board of directors fails to convene and chair a meeting in accordance with the provisions herein;

(e)

make proposals at the Board meetings;

(f)

file a lawsuit against a director or senior management personnel in accordance with relevant laws; and

(g)

other duties and powers stipulated in the Articles of Association of the JVC.

8.3

The Supervisor may attend meetings of the Board of directors and query resolutions of the board of directors or give suggestions.  The Supervisor may conduct investigation upon discovering irregularities in the business operations and may appoint an accounting firm to assist in the investigation if necessary and expenses therefore shall be borne by the JVC.

CHAPTER 9.  MANAGEMENT ORGANIZATION

9.1

The JVC shall have a management organization to be responsible for the day to day operation and management of the JVC.  The management organization shall have one (1) General Manager whom shall be nominated by Party A.  The JVC shall have three (3) Deputy General Managers whom shall be jointly nominated by both Parties through consultation.  The General Manager and Deputy General Managers shall be appointed by the Board of Directors and each shall serve a term of office of three (3) years.  Upon reappointment, the General Manager and Deputy General Managers may serve consecutive terms.

9.2

The major responsibilities of the General Manager shall be to carry out the various decisions of the Board, to organize and lead the day-to-day business operation and management of the JVC.  The Deputy General Managers shall provide assistance to the General Manager and carry out necessary duties and powers of the General Manager in his/her absence.  The General Manager shall consult with the Deputy General Managers when making decisions on major issues.

9.3

The JVC shall have one (1) Financial Manager and one (1) Human Resources Manager whom shall be nominated by the General Manager and approved and appointed by the Board of Directors. The JVC management organization may have department managers to be responsible for the work in various departments of the JVC, handle matters assigned by and report to the General Manager and Deputy General Managers.

9.4

The General Manager and Deputy General Managers of the JVC shall not concurrently hold positions as the senior officer of any other economic organization, or participate in the competition of other economic organization against the JVC, unless specifically approved by the Board of Directors in writing.

9.5

The General Manager, Deputy General Managers and other senior management personnel of the JVC shall diligently perform their duties and responsibilities.   The Board of Directors may, by a resolution adopted by the Board of Directors, at any time remove the General Manager, Deputy General Managers or any other senior officers for jobbery or material breach of duties.

CHAPTER 10.  PURCHASE AND SALES

10.1

The raw materials, fuel, supplies, machinery and equipment, vehicles and office supply required by the JVC may be purchased either in China or in the international market at the discretion of the JVC.

10.2

The products of the JVC shall be sold through the existing channel of Party A and other channels jointly explored by both Parties and approved by the Board of Directors in the PRC.

CHAPTER 11.  LABOR MANAGEMENT

11.1

Matters relating to the recruitment, employment, dismissal, resignation, wages, social insurance, welfare, bonus and penalty and other matters concerning the staff and workers of the JVC shall be governed by the relevant laws and regulations of the PRC and set forth in the employment contracts concluded between the JVC and the individual employee.  The employment contract between the JVC and the employees shall be filed with the labor authority for record.

11.2

The employment, compensation, social insurance, welfare and benefits as well as travel expense standards of senior officers of the JVC nominated by the Parties shall be determined by the Board of Directors.

11.3

The employees of the JVC shall have the right to establish a labor union in accordance with the Law of the PRC on Labor Union.  The JVC shall make monthly allocations to the fund of the labor union, and the labor union shall utilize the fund according to relevant laws.

11.4

The JVC Human Resources (HR) processes shall contain express IP protection policies including: (i) strong employment contracts (with non-compete and confidentiality provisions) for all key employees, (ii) policies for exit interviews and processes; (iii) education of employees about the importance of and policies for IP protection; and (iv) trade secret protection policies, including restricting access to sensitive information.

CHAPTER 12.  FOREIGN EXCHANGE

12.1

All matters concerning foreign exchange for the JVC shall be handled according to the Rules of the People's Republic of China on Foreign Exchange Control and relevant provisions of administrative measures.

CHAPTER 13.  FINANCIAL AFFAIRS, AUDIT AND TAXES

13.1

The financial and accounting system of the JVC shall be formulated in accordance with relevant Chinese laws and financial and accounting rules and regulations and in consideration of the conditions of the JVC, and then be filed with local financial departments and tax authorities for the record.

13.2

Renminbi shall be the standard currency for accounting of the JVC.

13.3

The financial year of the JVC shall begin January 1st and end on December 31st of the Gregorian calendar.

13.4

All vouchers, documents, statements, financial books and records shall be kept in both Chinese and English.

13.5

 The JVC shall allocate for reserve fund, employee bonuses and welfare fund and enterprise development fund and the proportion of such allocations shall be decided by the Board of Directors based on the operational conditions of the JVC.

13.6

The JVC shall engage an accounting firm of certified public accountants registered in the PRC to audit the annual financial reports and statements of the JVC, and report the audit results to the Board of Directors and the General Manager.

Either party may, at its own discretion, engage a certified public accountant registered in other countries to audit the annual financials of the JVC at its own expenses and the JVC shall allow such audit to be conducted.

13.7

Within the first three months of each financial year, the General Manager shall organize for the preparation of the balance sheet, profit and loss statement and profit distribution plan for the previous year and submit to the meeting of the Board of Directors for review.

13.8

 Within the first three (3) months upon the completion of each financial year, the Board of Directors may decide whether to distribute the profits of the JVC after payment of all taxes and allocation of various funds based on the actual condition of the JVC and the profits shall be distributed in proportion to Parties’ contribution to the registered capital of the JVC.

Profits shall not be distributed unless the losses of previous years have been made up. Remaining profits from the previous year (or years) can be distributed together with the profit of the current year.

13.9

The employees of the JVC shall pay individual income tax according to the Individual Income Tax Law of the PRC. Foreign employees’ legal income can be remitted to other countries after deduction of income tax. The JVC shall withhold and pay such taxes to relevant authorities in accordance with relevant Chinese laws.

13.10

The JVC shall report its income and remit tax payments to the tax authorities in accordance with the relevant Chinese laws.

13.11

All JVC expenses must be approved by the General Manager, or his authorized representative. All domestic business transactions should use invoices approved by the taxation authorities in China.  All overseas (including Hong Kong and Macau) receipts must be acceptable for reimbursement under relevant accounting rules and regulations.

CHAPTER 14.   INSURANCE

14.1

The insurance of the JVC shall be underwritten by an insurance carrier in China.  The coverage, insured value and term of the insurance shall be determined by the Board of Directors of the JVC.

CHAPTER 15.  TERM

15.1

The term of the JVC shall be twenty (20) years commencing on the issuance of its Business License.

15.2

Upon mutual agreement by both Parties and subject to the unanimous consent by the Board of Directors, an application for extension of the term of the JVC may be filed with the examination and approval authority for approval no less than six (6) months prior to the expiry of the term of the JVC.

CHAPTER 16.  EARLIER TERMINATION AND DISSOLUTION

16.1

The JVC may be earlier terminated and dissolved if any of the following events occurs:

(a)

The JVC is unable to continue operations due to heavy losses;

(b)

The JVC is unable to continue operations due to the failure of either Party to fulfill its obligations under this Contract or the Articles of Association of the JVC;

(c)

The JVC is unable to continue operations due to heavy losses caused by force majeure;

(d)

The JVC is unable to achieve the desired objectives and there is no future for development;

(e)

Both parties have reached agreement to dissolve the JVC;

(f)

Other events for dissolution set forth in the Contract or the Articles of Association has occurred.

16.2

Upon occurrence of any of the events set forth in Article 16.2, either Party may request the Board of Directors to convene a meeting and discuss about the earlier termination of the JVC.  The Chairman of the Board shall convene the meeting within thirty (30) days upon receipt of such request.  All directors of the JVC are obliged to attend such meeting and each Party shall cause its appointed directors to vote for the termination and dissolution of the JVC.

CHAPTER 17.  LIQUIDATION

17.1

Liquidation procedures shall be carried out upon dissolution of the JVC.  The JVC shall form a liquidation committee in accordance with the provisions of the Measures on Liquidation Procedures for Foreign Investment Enterprises. The liquidation committee is in charge of the liquidation affairs.  The liquidation expenses and remuneration to members of the liquidation committee shall be paid in priority from the existing assets of the JVC.

17.2

The tasks of the liquidation committee are to conduct a thorough check of the property of the JVC and its credits and debts, to prepare the balance sheet and assets list, to put forward the basis on which the property is to be evaluated and calculated, and to formulate a liquidation plan to be carried out upon approval of the Board of Directors.

17.3

During the process of liquidation, the liquidation committee shall represent the JVC to sue or to be sued.

17.4

The JVC shall be liable for its debts within the limit of all its assets.  The remaining assets after clearance of the debts shall be distributed to the Parties in proportion to each party's contribution to the registered capital of the JVC.

17.5

Upon completion of the liquidation, the liquidation committee shall submit a liquidation report to the Board of Directors for approval and, upon such approval, submitted to the original examination and approval authority, go through formalities for canceling its registration and hand in its business license to the original registration authority.

17.6

After dissolution of the JVC, all the account books and documents shall be maintained by Party A for free and Party B shall have the right to examine, review and copy any of such account books or documents.

CHAPTER 18.  FORCE MAJEURE

18.1

In the event that either Party is unable to perform any or all of its obligations under this Contract due to force majeure such as earthquakes, typhoons, flood, fire, war, terrorism or any other instances which cannot be foreseen, prevented or controlled, the Party affected by such force majeure event shall immediately notify the other Party in writing and shall furnish within fifteen (15) days thereafter sufficient proof of the occurrence and duration of such force majeure event and the impact of such event on its performance of its obligations hereunder, which proof shall be issued by the notary public of the place where the force majoure event has occurred.   The Parties shall consult with each other to determine to terminate this Contract, exempt part of the obligations hereunder or allow a delayed performance based on the impact of the force majeure event.

CHAPTER 19.  APPLICABLE LAW

19.1

The conclusion, validity, interpretation and performance of and resolution of disputes in connection with this Contract shall be governed by the laws of the PRC.

CHAPTER 20.  DISPUTE RESOLUTION

20.1

In the event that a dispute arises in connection with the interpretation or implementation of this Contract, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations. If the dispute cannot be resolved in this manner within sixty (60) days after the commencement of discussions, either Party may submit the dispute to Hong Kong International Arbitration Center (HKIAC) for arbitration in Hong Kong in accordance with its arbitration rules then in effect. There shall be on (1) arbitrator which shall be appointed by HKIAC.

The arbitration award shall be final and binding on the Parties. The costs of arbitration shall be borne by the losing Party or as otherwise determined by the arbitrator. Any award of the arbitration shall be enforceable by any court having jurisdiction over the Party against which the award has been rendered, or wherever assets of the Party against which the award has been rendered are located. The Parties herby waive any claim or right to immunity for itself, or any of its assets, from the jurisdiction of any court with respect to enforcement of an arbitral award rendered pursuant to this Contract.

20.2

During the arbitration proceedings, except for the matters in dispute and under arbitration, this Contract shall continue to be performed.

CHAPTER 21.  MISCELLANEOUS PROVISIONS

21.1

This Contract is written in Chinese and English, which have the same legal effect.   In case of discrepancy between the two languages, the English version shall control.

21.2

The Articles of Association of the JVC and other exhibits attached hereto are incorporated here as part of this Contract.

21.3

This Contract shall become effective upon execution by both parties and receipt of the approval by the examination and approval authority.

21.4

Any change to this Contract shall not become effective unless a written agreement is signed by both Parties and the approval from the examination and approval authority is obtained.

21.5

Until further notice in writing, all notices, requests, or other communications between the parties shall be deemed to be sufficiently given to the addressee and any delivery hereunder deemed made when sent addressed as follows:

To Party A:

Shanxi Poar Environmental Heat Energy

Engineering Equipment Manufacturing Co., Ltd.

No. 1 Yingxin Street, Mining District,

Datong City 037003, Shanxi Province, PRC

Attention:

Guo Lihua

Position:

Chairman of the Board and General Manager

Tel:

(86-352) 7020189

Fax:

(86-352) 7020189

Email:

lhguo@sxpoar.com

To Party B:

Clean Coal Technologies, Inc.

12518 West Atlantic Blvd.,

Coral Springs, FL 33071, USA

Attention:

Larry Homer Hunt

Position:

CEO and President

Tel:

(954) 575-1471

Fax:

(954) 757-1765

Email:

cleancoaltech@yahoo.com

A notice shall be deemed to have been given, if by telex, electronic mail, facsimile or similar communication, on the date it is sent, and, if by certified, or registered mail, or express mail delivery, on the date it is delivered to the above address.

IN WITNESS WHEREOF, the Parties hereto have caused this Contract to be executed in eight (8) original in Chinese and eight (8) originals in English by their duly authorized representatives in Washington, DC, USA, this ________ day of ______________, 2007.

Shanxi Poar Environmental Heat Energy Engineering Equipment Manufacturing Co., Ltd. By: _____________________________ Its: ______________________________	Clean Coal Technologies, Inc. By: _____________________________ Its: ______________________________